UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 9, 2006

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

As announced by ML Macadamia Orchards, L. P. in a press release on January 9, 2006, it has entered into an agreement, effective January 1, 2007 to sell macadamia nuts to MacFarms of Hawaii, LLC and Purdyco International, Ltd. (dba Island Princess).  The agreement with MacFarms is for the sale of between 4.5 and 5.5 millions WIS pounds annually and approximately 2 million pounds annually to Island Princess.  Both agreements run for a five year period.

EXHIBIT INDEX

Exhibits

10.54  Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L. P. and Mac Farms of Hawaii, LLC, signed on January 6, 2006.

10.55  Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L. P. and Purdyco International, Ltd. dba Island Princess, signed January 5, 2006.

99.1 Press Release “ML Macadamia Orchards, L. P. Enters Into Nut Purchase Contracts”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: January 9, 2006

	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer